Exhibit 10.39

FIFTH AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT
Dated as of September 15, 2014
AMONG
ROCK-TENN COMPANY,
AS PARENT,
ROCK-TENN COMPANY OF TEXAS, ROCK-TENN CONVERTING COMPANY,
ROCK-TENN MILL COMPANY, LLC,
ROCKTENN - SOUTHERN CONTAINER, LLC,
PCPC, INC., WALDORF CORPORATION,
ROCKTENN CP, LLC AND ROCKTENN - SOLVAY, LLC,
AS ORIGINATORS,
AND
ROCK-TENN FINANCIAL, INC.,
AS BUYER

TABLE OF CONTENTS

Page

ARTICLE I	AMOUNTS AND TERMS OF THE PURCHASE 2

Section 1.1	Initial Dividend and Contribution of Receivables 2

Section 1.2	Purchase of Receivables (Other than Initial Contributed
Receivables)    3

Section 1.3	Payment for the Purchases 5

Section 1.4	Purchase Price Credit Adjustments 6

Section 1.5	Payments and Computations, Etc 7

Section 1.6	License of Software 7

Section 1.7	Characterization 8

Section 1.8	Excluded Receivables 8

ARTICLE II	REPRESENTATIONS AND WARRANTIES 8

Section 2.1	Representations and Warranties 8

ARTICLE III	CONDITIONS OF PURCHASE 12

Section 3.1	Conditions Precedent to Purchase 12

Section 3.2	Conditions Precedent to Subsequent Payments 12

ARTICLE IV	COVENANTS 13

Section 4.1	Affirmative Covenants of Transferors 13

Section 4.2	Negative Covenants of Transferors 17

ARTICLE V	TERMINATION EVENTS 18

Section 5.1	Termination Events 18

Section 5.2	Remedies 21

ARTICLE VI	INDEMNIFICATION 21

Section 6.1	Indemnities by Transferors 21

Section 6.2	Other Costs and Expenses 24

ARTICLE VII	MISCELLANEOUS 24

Section 7.1	Waivers and Amendments 24

Section 7.2	Notices 24

Section 7.3	Protection of Ownership Interests of Buyer 24

Section 7.4	Confidentiality 26

Section 7.5	Bankruptcy Petition 26

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TABLE OF CONTENTS
(continued)
Page

Section 7.6	Limitation of Liability 26

Section 7.7	CHOICE OF LAW 27

Section 7.8	CONSENT TO JURISDICTION 27

Section 7.9	WAIVER OF JURY TRIAL 27

Section 7.10	Integration; Binding Effect; Survival of Terms 27

Section 7.11	Counterparts; Severability; Section References 28

EXHIBITS AND SCHEDULES

Exhibit I	-	Definitions

Exhibit II	-	Principal Place of Business; Location(s) of Records; Federal Employer Identification Number; Other Names

Exhibit III	-	Lock-Boxes; Collection Accounts; Collection Banks

Exhibit IV	-	Form of Compliance Certificate

Exhibit V	-	Credit and Collection Policies

Exhibit VI	-	Form of Subordinated Note

Exhibit VII	-	Form of Purchase Report

Schedule A	-	Documents to Be Delivered to Buyer On or Prior to the Date of this Agreement

Schedule B     - List of Excluded Receivable Obligors

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FIFTH AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT
THIS FIFTH AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT, dated as of September 15, 2014, is by and among:
(a) Rock-Tenn Company, a Georgia corporation (“Parent”),
(b) Rock-Tenn Company of Texas, a Georgia corporation, Rock-Tenn Converting Company, a Georgia corporation, Rock-Tenn Mill Company, LLC, a Georgia limited liability company, RockTenn – Southern Container, LLC, a Delaware limited liability company, PCPC, Inc., a California corporation, Waldorf Corporation, a Delaware corporation, RockTenn CP, LLC, a Delaware limited liability company, and RockTenn – Solvay, LLC, a Delaware limited liability company (each of the foregoing, an “Originator” and collectively, the “Originators”), and
(c) Rock-Tenn Financial, Inc., a Delaware corporation (“Buyer”), and amends and restates in its entirety that certain Fourth Amended and Restated Receivables Sale Agreement dated as of December 21, 2012, by and among Parent, the Originators and Buyer (as amended from time to time prior to the date hereof, the “2012 Agreement”), which amended and restated that certain Third Amended and Restated Receivables Sale Agreement dated as of May 27, 2011, by and among Parent, the Originators and Buyer (as amended from time to time prior to the date of the 2012 Agreement, the “2011 Agreement”), which amended and restated that certain Second Amended and Restated Receivables Sale Agreement dated as of September 2, 2008 by and among Parent, certain of the Originators (or their predecessors), certain other originators and Buyer (as amended from time to time prior to the date of the 2011 Agreement, the “2008 Agreement”), which amended and restated that certain Amended and Restated Receivables Sale Agreement dated as of October 26, 2005 by and among Parent, certain of the Originators (or their predecessors), certain other originators and Buyer (as amended from time to time prior to the date of the 2008 Agreement, the “2005 Agreement”), which amended and restated that certain Receivables Sale Agreement dated as of November 1, 2000 by and among Parent, certain of the Originators (or their predecessors), certain other originators and Buyer (as amended from time to time prior to the date of the 2005 Agreement, the “2000 Agreement”).
Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto.
PRELIMINARY STATEMENTS
Each of the Originators now owns, and from time to time hereafter will own, Receivables.
On the date of the 2000 Agreement, each of the Originators party thereto made a dividend to Parent of all of such Originator’s right, title and interest in and to 100% of its Receivables in existence as of the close of business on its Initial Cutoff Date, together with the associated Related Security and Collections, and Parent contributed all of such Receivables and the associated Related Security and

Collections to Buyer’s capital (such Receivables, the “Initial Contributed Receivables” and, together with the associated Related Security and Collections, the “Initial Contributed Assets”) in exchange for 100% of the authorized Equity Interests of Buyer.
Parent intended the contribution of the Initial Contributed Assets to be an absolute conveyance by Parent to Buyer thereof, providing Buyer with the full benefits of ownership of such Initial Contributed Assets, and neither Parent nor Buyer intended such contribution to be, or for any purpose to be characterized as, a loan from Buyer to Parent.
Each of the Originators wishes to continue to sell and assign to Buyer, and Buyer wishes to continue to purchase from each Originator, all of such Originator’s right, title and interest in and to its existing and future Receivables (other than Initial Contributed Receivables), together with the Related Security and Collections with respect thereto.
Each of the Originators and Buyer intend the transactions contemplated hereby to be true sales to Buyer by such Originator of the Receivables originated by it, providing Buyer with the full benefits of ownership of such Receivables, and none of the Originators nor Buyer intends these transactions to be, or for any purpose to be characterized as, loans from Buyer to such Originator.
Buyer intends to finance its purchase of Receivables from the Originators, in part, by borrowing pursuant to that certain Fifth Amended and Restated Credit and Security Agreement dated as of the date hereof (as amended, restated and/or otherwise modified from time to time in accordance with the terms thereof, the “Credit and Security Agreement”) among Buyer, Rock-Tenn Converting Company, as initial Servicer, each of the lenders and co-agents from time to time party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as administrative agent (in such last capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”) and as funding agent.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMOUNTS AND TERMS OF THE PURCHASE
Section 1.1    Initial Dividend and Contribution of Receivables. On the date of the 2000 Agreement:
(a)    Each of the Originators party to the 2000 Agreement made a dividend to Parent of the Initial Contributed Assets; and

(b)    Parent contributed, assigned, transferred, set-over and otherwise conveyed to Buyer, and Buyer accepted from Parent, the Initial Contributed Assets, in exchange for the issuance of 100% of Buyer’s Equity Interests.
(c)    It is the intention of the parties hereto that (i) the distribution by each Originator party to the 2000 Agreement to Parent of the Initial Contributed Assets originated by such Originator, and (ii) the subsequent contribution thereof by Parent to Buyer thereunder, each constituted an outright assignment of such Initial Contributed Assets, which assignment was absolute and irrevocable and which assignments collectively provided Buyer with the full benefits of ownership of the Initial Contributed Assets. The distribution to Parent of Initial Contributed Assets originated by each such Originator was made without recourse to such Originator, and the contribution of such Initial Contributed Assets to Buyer was made without recourse to Parent; provided, however, that (i) such Originator remained liable to Parent and its assigns for all representations, warranties, covenants and indemnities made by such Originator pursuant to the terms of the 2000 Agreement and the other Transaction Documents to which such Originator was then a party, (ii) Parent remained liable to Buyer and its assigns for all representations, warranties, covenants and indemnities made by Parent, and (iii) such distribution and contribution did not constitute, and were and are not intended to result in, an assumption by Buyer or any assignee thereof of any obligation of such Originator or any other Person arising in connection with the Initial Contributed Assets or any other obligations of such Originator. Each Originator party to the 2000 Agreement and Parent agrees that it has marked its master data processing records relating to the Initial Contributed Assets originated (or, in the case of Parent, contributed) by it with a legend acceptable to Buyer and to the administrative agent under the 2000 Agreement (as Buyer’s assignee), evidencing that Buyer acquired such Initial Contributed Assets as provided in the 2000 Agreement and to note in its financial statements that the Initial Contributed Assets were distributed to Parent and contributed to Buyer’s capital. Upon the request of Buyer or the Administrative Agent (as Buyer’s assignee), each such Originator and Parent will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer’s ownership interest in the Initial Contributed Assets to the extent that any such assets remain in existence on the date of this Agreement.
Section 1.2    Purchase of Receivables (Other than Initial Contributed Receivables).
(a)    In consideration for the Purchase Price paid to each Originator and upon the terms and subject to the conditions set forth herein, each Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from such Originator, all of such Originator’s right, title and interest in and to all Receivables originated by such Originator and existing as of the close of business on the Initial Cutoff Date applicable to such Originator (other than the

Initial Contributed Receivables) and all Receivables thereafter originated by such Originator through and including the applicable Termination Date, together, in each case, with all Related Security relating thereto and all Collections thereof. In accordance with the preceding sentence, Buyer shall acquire all of such Originator’s right, title and interest in and to all Receivables existing as of the Initial Cutoff Date applicable to such Originator (other than the Initial Contributed Receivables) and thereafter arising through and including the applicable Termination Date, together with all Related Security relating thereto and all Collections thereof. Buyer shall be obligated to pay the Purchase Price for the Receivables purchased hereunder from each Originator in accordance with Section 1.3.
(b)    On the 25th day of each month hereafter (or if any such day is not a Business Day, on the next succeeding Business Day thereafter), each Originator shall (or shall require the Servicer to) deliver to Buyer a report in substantially the form of Exhibit VII hereto (each such report being herein called a “Purchase Report”) with respect to the Receivables sold by such Originator to Buyer during the Settlement Period then most recently ended. In addition to, and not in limitation of, the foregoing, in connection with the payment of the Purchase Price for any Receivables purchased hereunder, Buyer may request that the applicable Originator deliver, and such Originator shall deliver, such approvals, opinions, information or documents as Buyer (or the Administrative Agent, as Buyer’s assignee) may reasonably request.
(c)    It is the intention of the parties hereto that the Purchase of Receivables (other than Initial Contributed Receivables) from each Originator made under the 2000 Agreement, 2005 Agreement, 2008 Agreement, 2011 Agreement or hereunder, as applicable, shall constitute a sale, which sale is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables (other than Initial Contributed Receivables) originated by such Originator. Except for the Purchase Price Credits owed by such Originator pursuant to Section 1.4, the sale of Receivables hereunder by each Originator is made without recourse to such Originator; provided, however, that (i) such Originator shall be liable to Buyer for all representations, warranties, covenants and indemnities made by such Originator pursuant to the terms of the Transaction Documents to which such Originator is a party, and (ii) such sale does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of such Originator or any other Person arising in connection with such Receivables, the related Contracts and/or other Related Security or any other obligations of such Originator. In view of the intention of the parties hereto that the sale of Receivables (other than Initial Contributed Receivables) by each Originator hereunder shall constitute a sale of such Receivables rather than loans secured thereby, each Originator agrees that it has marked (or will, on or prior to the date hereof and in accordance with Section 4.1(e)(ii), mark) its master data processing records relating to the Receivables (other than Initial Contributed Receivables) originated by it with a legend acceptable to Buyer and to the Administrative Agent (as Buyer’s assignee), evidencing that Buyer has purchased such Receivables and to note in its financial statements that its Receivables have been sold to Buyer. Upon the request of Buyer or the Administrative Agent (as Buyer’s assignee), each Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer’s ownership interest in the Receivables (other than Initial Contributed Receivables) originated by such Originator and the Related Security and Collections with respect thereto, or as Buyer or the Administrative Agent (as Buyer’s assignee) may reasonably request.
Section 1.3    Payment for the Purchases. (a) The Purchase Price for the Purchase from each Originator of its Receivables in existence as of the close of business on the Initial Cutoff Date applicable to such Originator (other than the Initial Contributed Receivables) shall be payable in full by Buyer to such Originator on the Purchase Date applicable to such Originator, and shall be paid to such Originator in the following manner:
(i)    by delivery of immediately available funds, to the extent of funds made available to Buyer in connection with its subsequent pledge of such Receivables to the Lenders under the Credit and Security Agreement, and/or
(ii)    by delivery of the proceeds of a subordinated revolving loan from such Originator to Buyer (a “Subordinated Loan”) in an amount not to exceed the least of (A) the remaining unpaid portion of such Purchase Price and (B) the maximum Subordinated Loan that could be borrowed without rendering Buyer’s Net Worth less than the Required Capital Amount. Each Originator is hereby authorized by Buyer to endorse on the schedule attached to its Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder.
The Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and owing in full by Buyer to the applicable Originator or its designee on the date each such Receivable came into existence (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by such Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to such Originator in the manner provided in the following paragraphs (b), (c) and (d).
(b)    With respect to any Receivables coming into existence on or after the Purchase Date applicable to an Originator, on each Settlement Date, Buyer shall pay such Originator the Purchase Price therefor in accordance with Section 1.3(d) and in the following manner:

first, by delivery to such Originator or its designee of immediately available funds; and/or second, by delivery to such Originator or its designee of the proceeds of a Subordinated Loan, provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 1.3(a)(ii).
Subject to the limitations set forth in Section 1.3(a)(ii), each Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the applicable Termination Date. The Subordinated Loans owing to each Originator shall be evidenced by, and shall be payable in accordance with the terms and provisions of its Subordinated Note and shall be payable solely from cash available to Buyer after payment of all amounts due in respect of the Senior Claim (as defined in the Subordinated Note) or to become due in respect of the Senior Claim within 30 days of the date of proposed payment on the Subordinated Note.
(c)    From and after the applicable Termination Date, no Originator shall be obligated to (but may, at its option) sell Receivables to Buyer.
(d)    Although the Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and payable in full by Buyer to the applicable Originator on the date such Receivable came into existence, settlement of the Purchase Price between Buyer and such Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables originated by such Originator during the same Calculation Period and based on the information contained in the Purchase Report delivered by such Originator for the Calculation Period then most recently ended. Although settlement shall be effected on Settlement Dates, increases or decreases in the amount owing under the Subordinated Note made pursuant to Section 1.3 shall be deemed to have occurred and shall be effective as of the last Business Day of the Calculation Period to which such settlement relates.
Section 1.4    Purchase Price Credit Adjustments. If on any day:
(a)    the Outstanding Balance of a Receivable purchased from any Originator is:
(i)    reduced as a result of any defective or rejected or returned goods or services, any cash discounts, any volume discounts or any adjustment or otherwise by such Originator or any Affiliate thereof (other than as a result of a charge-off of such Receivable or cash Collections applied to such Receivable),
(ii)    reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction),
(iii)    reduced on account of the obligation of such Originator or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

(iv)    less on the date of its sale then the amount reflected in the applicable Purchase Report, or
(b)    any of the representations and warranties set forth in Sections 2.1(i), (j), (l), (r), (s), (t), (u) and the second sentence of Section 2.1(q) hereof is not true when made or deemed made with respect to any such Receivable, then, in such event, Buyer shall be entitled to a credit (each, a “Purchase Price Credit”) against the Purchase Price otherwise payable to the applicable Originator hereunder equal to (x) in the case of clauses (a)(i) – (iv) above, the amount of such reduction or cancellation or the difference between the actual Outstanding Balance and the amount reflected in the applicable Purchase Report, as applicable, and (y) in the case of clause (b) above, the amount of the Outstanding Balance of such Receivable, which shall be reconveyed by the Buyer to the applicable Originator following receipt of such amount. If such Purchase Price Credit exceeds the Original Balance of the Receivables originated by the applicable Originator on any day, such Originator shall pay the remaining amount of such Purchase Price Credit in cash immediately, provided that if the applicable Termination Date has not occurred, such Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under its Subordinated Note.
Section 1.5    Payments and Computations, Etc. All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the applicable Originator designated from time to time by such Originator or as otherwise directed by such Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Rate in respect thereof until paid in full; provided, however, that such Default Rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.
Section 1.6    License of Software.
(a)    To the extent that any software used by any Originator to account for the Receivables originated by it is non-transferable, such Originator hereby grants to each of Buyer, the Administrative Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all such software used by such Originator to account for such Receivables, to the extent necessary to administer such Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto; provided that should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, such Originator hereby agrees that upon the request of Buyer (or Buyer’s assignee), such Originator will use its reasonable efforts to obtain the consent of such third-party licensor. If any software used by any Originator to account for the Receivables originated by it prohibits such Originator from granting the license to use described herein, or if, after reasonable efforts, consent of any licensor of such software for the grant of the license described herein is not obtained, there shall be no transfer of such software hereunder or any grant by such Originator of the license to use described herein. The license granted hereby shall be irrevocable until the later to occur of (i) indefeasible payment in full of the Obligations (as defined in the Credit and Security Agreement), and (ii) the date each of this Agreement and the Credit and Security Agreement terminates in accordance with its terms.
(b)    Each Originator (i) shall take such action requested by Buyer and/or the Administrative Agent (as Buyer’s assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns have an enforceable ownership interest in the Records relating to the Receivables purchased from such Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Administrative Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for such Receivables and/or to recreate such Records.
Section 1.7    Characterization. If, notwithstanding the intention of the parties expressed in Section 1.2(c), any sale or contribution by an Originator or Parent to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or contribution or such transfer shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties’ intention that each conveyance of Receivables by an Originator or Parent hereunder shall constitute a true sale or other absolute assignment thereof: (i) Parent hereby grants to Buyer a duly perfected security interest in all of Parent’s right, title and interest in and to the Initial Contributed Assets and all proceeds thereof to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the credit to Buyer’s paid-in capital and capital surplus booked at the time of the issuance to Parent of Buyer’s Equity Interests, together with all other obligations of Parent to Buyer hereunder, which security interest shall be prior to all other Adverse Claims (except as created under the Transaction Documents), and (ii) such Originator hereby grants to Buyer a duly perfected security interest in all of such Originator’s right, title and interest in, to and under all Receivables of such Originator which are now existing or hereafter arising, all Collections and Related Security with respect thereto, each Lock-Box and Collection Account, all other rights and payments relating to such Receivables and all proceeds of the foregoing to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price owing to such Originator. Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.
Section 1.8    Excluded Receivables.
(a)    Upon ten (10) days’ advance written notice to the Buyer and Administrative Agent (as Buyer’s assignee), a Transferor may designate as

Excluded Receivables all Originated Receivables (whether outstanding or arising on or after the effectiveness of such designation) relating to any designated Obligor; provided that immediately after giving effect to such designation (i) the Excluded Receivable Compliance Condition shall be satisfied and (ii) no Termination Event or Unmatured Termination Event shall exist; provided, further, that no such designation may be undertaken by a Transferor for reasons relating to the credit quality of the related Originated Receivables or in order to manipulate the pool characteristics of the Receivables; and provided, further that, with respect to the Obligors designated in the Notice of Excluded Receivables, dated as of November 15, 2013, no additional notice shall be required to designate as Excluded Receivables all Originated Receivables in respect of such Obligors, including those arising prior to the Cut-off Date immediately preceding the date of such notice.
The written notice contemplated by the preceding sentence shall be accompanied by an updated Monthly Report reflecting the exclusion of the Excluded Receivables for such newly designated Obligor outstanding as of the immediately preceding Cut-off Date.
If such designation includes Originated Receivables outstanding prior to the immediately preceding Cut-off Date (and therefore owned by the Buyer), then the Buyer may dispose of any such outstanding Excluded Receivables by sale or dividend to the related Transferor; provided, that any such sale shall be made without representations, warranties, covenants or indemnity. Upon any such disposition, Buyer agrees to execute such instruments of release and authorize the execution of such financing statements and amendments or terminations of existing financing statements as necessary to fully accomplish such release and disposition. For the avoidance of doubt, no Excluded Receivables that arise on or after the Cut-off Date prior to the date of such notice shall be deemed to have been sold to the Buyer under this Agreement.
(b)    Upon ten (10) days’ advance written notice to the Buyer and Administrative Agent (as Buyer’s assignee), a Transferor may reverse the designation of an Obligor’s Excluded Receivables and upon the effective date of such notice, Originated Receivables relating to such Obligor shall no longer be Excluded Receivables; provided, however, that, without the written consent of Required Committed Lenders, the outstanding balance of such Obligor’s Excluded Receivables may not exceed 2.5% of the aggregate outstanding balance of all Eligible Receivables immediately prior to the effective date of such notice.
(c)    Schedule B shall be updated to reflect the current list of Obligors whose Originated Receivables are Excluded Receivables pursuant to this Section 1.8.

ARTICLE II
REPRESENTATIONS AND WARRANTIES
Section 2.1    Representations and Warranties. Parent hereby represents and warrants to Buyer and its assigns on the date hereof, and each Originator hereby represents and warrants to Parent, Buyer and Buyer’s assigns, on the date hereof and on each date that any Receivable is originated by such Originator on or after the date hereof, that:
(a)    Existence and Power. Such Transferor is a corporation or limited liability company, as applicable, duly organized under the laws of the state set forth after its name in the preamble to this Agreement (the “Applicable State”), and no other state or jurisdiction, and as to which such Applicable State must maintain a public record showing such corporation to have been organized. Such Transferor is validly existing and in good standing under the laws of its Applicable State and is duly qualified to do business and is in good standing as a foreign entity, and has and holds all power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.
(b)    Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Person of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder, and, in the case of any Originator, such Originator’s use of the proceeds of the Purchase made from it hereunder, are within its organizational powers and authority and have been duly authorized by all necessary organizational action on its part. This Agreement and each other Transaction Document to which such Transferor is a party has been duly executed and delivered by such Transferor.
(c)    No Conflict. The execution and delivery by such Transferor of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not result in the creation or imposition of any Adverse Claim on the assets of such Transferor, or contravene or violate (i) its Organizational Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property (except as created under the Transaction Documents) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.
(d)    Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Transferor of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e)    Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Transferor’s knowledge, threatened, against or affecting such Transferor, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect.
(f)    Binding Effect. Each of the Transaction Documents to which such Transferor is a party constitutes the legal, valid and binding obligation of such Transferor enforceable against such Transferor in accordance with its respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(g)    Accuracy of Information. All information heretofore furnished by such Transferor or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Transferor or any of its Affiliates to Buyer (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, taken as a whole, not misleading.
(h)    Use of Proceeds. No portion of any Purchase Price payment hereunder will be used (i) for a purpose that violates, or would be inconsistent with, any law, rule or regulation applicable to such Transferor or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.
(i)    Good Title. Immediately prior to the distribution of Initial Contributed Assets by each Originator (if applicable) to Parent and the Purchase from the Originators under the 2000 Agreement and upon the creation of each Receivable originated by an Originator after the Initial Cut-Off Date applicable to such Originator, such Originator (i) is the legal and beneficial owner of such Receivables and (ii) is the legal and beneficial owner of the Related Security with respect thereto or possesses a valid and perfected security interest therein, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents. Immediately prior to Parent’s contribution of the Initial Contributed Assets to Buyer’s capital, Parent was the legal and beneficial owner of the Initial Contributed Assets, free and clear of any Adverse Claim, except as created by the Transaction Documents.
(j)    Perfection. This Agreement, together with the filing of the financing statements and assignments contemplated hereby, is effective to transfer to Buyer (and Buyer shall acquire from such Transferor, directly or indirectly): (i) legal and equitable title to, with the right to sell and encumber each Receivable originated by such Originator, whether now existing and hereafter arising, together with the Collections with respect thereto, and (ii) all of such Originator’s right, title and interest in the Related Security associated with each such Receivable, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s ownership interest in such Receivables, the Related Security and the Collections. Such Transferor’s jurisdiction of organization is a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, record or registration system as a condition or result of such a security interest’s obtaining priority over the rights of a lien creditor which respect to collateral.
(k)    Places of Business and Locations of Records. The principal place of business and chief executive office of such Transferor and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. Such Transferor’s Federal Employer Identification Number is correctly set forth on Exhibit II.
(l)    Collections. The conditions and requirements set forth in Section 4.1(j) have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of such Transferor at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit III. Such Originator has not granted any Person, other than Buyer (and its assigns) dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.
(m)    Material Adverse Effect. Since June 30, 2014, no event has occurred that would have a Material Adverse Effect.
(n)    Names. The name in which such Transferor has executed this Agreement is identical to the name of such Transferor as indicated on the public record of its state of organization which shows such Transferor to have been organized. In the past five (5) years, such Transferor has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement and as listed on Exhibit II.
(o)    Ownership of Originators and Buyer. Parent owns, directly or indirectly, 100% of the issued and outstanding Equity Interests of each Originator and Buyer. Such Equity Interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer or any Originator.
(p)    Not an Investment Company. Such Transferor is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.
(q)    Compliance with Law. Such Transferor has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.
(r)    Compliance with Credit and Collection Policy. Such Transferor has complied in all material respects with the Credit and Collection Policy with regard to each Receivable originated or contributed by it that was reflected in any Purchase Report as an Eligible Receivable and was an Eligible Receivable on the date of its acquisition by Buyer hereunder, and with regard to each Contract with respect to such Receivable, and has not made any change to such Credit and Collection Policy, except such material change as to which Buyer (and its assigns) have been notified in accordance with Section 4.1(a)(vii).
(s)    Payments to such Originator. With respect to each Receivable originated by such Originator and sold to Buyer hereunder, the Purchase Price received by such Originator constitutes reasonably equivalent value in consideration therefor. No transfer hereunder by such Originator of any Receivable originated by such Originator is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.
(t)    Enforceability of Contracts. Each Contract with respect to each Receivable that was reflected in any Purchase Report as an Eligible Receivable and was an Eligible Receivable on the date of its acquisition by Buyer hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(u)    Eligible Receivables. Each Receivable reflected in any Purchase Report as an Eligible Receivable was an Eligible Receivable on the date of its acquisition by Buyer hereunder.
(v)    Accounting. The manner in which such Originator accounts for the transactions contemplated by this Agreement in its financial statements does not jeopardize the characterization of the transactions contemplated herein as being true sales.
(w)    ERISA. (i) Identification of Plans. Except as disclosed on Exhibit III-B of the Credit and Security Agreement, as of the closing date or as of the last date Exhibit III-B of the Credit and Security Agreement was updated to reflect the establishment of a new plan, none of the Parent, such Originator, their respective Restricted Subsidiaries or any of their respective ERISA Affiliates maintains or contributes to, or has during the past seven (7) years maintained or contributed to, any material Plan that is subject to Title IV of ERISA.
(ii)    Compliance. Each Plan maintained by the Parent, such Originator and their respective Restricted Subsidiaries has at all times been maintained, by its terms and in operation, in compliance with all applicable laws, and the Parent, such Originator and their respective Restricted Subsidiaries are subject to no tax or penalty with respect to any

Plan of such Person or any ERISA Affiliate thereof, including, without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404, or 419 of the Tax Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section 2.1(w) (taken as a whole), would in the aggregate have a Material Adverse Effect.
(iii)    Liabilities. None of the Parent, such Originator or any of their respective Restricted Subsidiaries is subject to any liabilities (including withdrawal liabilities) with respect to any Plans of the Parent, such Originator, their respective Restricted Subsidiaries and their respective ERISA Affiliates, including, without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans, where such liabilities, together with all other liabilities referred to in this Section 2.1(w) (taken as a whole), would in the aggregate have a Material Adverse Effect.
(iv)    Funding. Each of the Parent, such Originator and their respective Restricted Subsidiaries and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Material Adverse Effect. None of the Parent or such Originator is subject to any liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this Section 2.1(w) (taken as a whole), would have a Material Adverse Effect if such amounts were then due and payable.
(v)    ERISA Event. No ERISA Event has occurred or is reasonably expected to occur, except for such ERISA Events that individually or in the aggregate would not have a Material Adverse Effect.
(x)    OFAC. None of Parent, such Originator nor any Subsidiary or Affiliate of the foregoing (i) is a Sanctioned Person, (ii) does business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC or (iii) does business in such country or with any such agency, organization or person, in violation of the economic sanctions of the United States administered by OFAC.
ARTICLE III
CONDITIONS OF PURCHASE
Section 3.1    Conditions Precedent to Purchase. The Purchase from each Originator under this Agreement is subject to the conditions precedent that (a) Buyer (and its assigns) shall have received on or before the closing date of the Credit and Security Agreement those documents listed on Schedule A and (b) all of the conditions to effectiveness of the Credit and Security Agreement shall have been satisfied on or before the closing date thereof or waived in accordance with the terms thereof.

Section 3.2    Conditions Precedent to Subsequent Payments. Buyer’s obligation to pay for Receivables coming into existence on or after the applicable Purchase Date shall be subject to the further conditions precedent that: (a) the Facility Termination Date shall not have occurred under the Credit and Security Agreement; (b) Buyer (or its assigns) shall have received such other approvals, opinions or documents as it may reasonably request, and (c) on the date such Receivable came into existence, the following statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by such Originator that such statements are then true):
(i)    the representations and warranties set forth in Article II are true and correct on and as of the date such Receivable came into existence as though made on and as of such date; and
(ii)    no event has occurred and is continuing that will constitute a Termination Event or an Unmatured Termination Event.
Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Receivable originated by any Originator (whether by payment of cash or through an increase in the amounts outstanding under such Originator’s Subordinated Note), title to such Receivable and the Related Security and Collections with respect thereto shall vest in Buyer, whether or not the conditions precedent to Buyer’s obligation to pay for such Receivable were in fact satisfied. The failure of such Originator to satisfy any of the foregoing conditions precedent, however, shall give rise to a right of Buyer to rescind the related purchase and direct such Originator to pay to Buyer an amount equal to the Purchase Price payment that shall have been made with respect to any Receivables related thereto.
ARTICLE IV
COVENANTS
Section 4.1    Affirmative Covenants of Transferors. Until the date on which this Agreement terminates in accordance with its terms:
(a)    Financial Reporting. Parent agrees that it will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and Parent will, and, as applicable, will cause each Originator to, furnish to Buyer (and its assigns):
(i)    Annual Reporting. Within 90 days after the close of each of its fiscal years, the annual audited report for that fiscal year for the Parent and its Subsidiaries, containing a consolidated balance sheet of the Parent and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of the Parent and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year (which financial statements shall be reported on by the Parent’s independent certified public accountants, such report to state that such financial statements fairly present in all material respects the consolidated financial condition and results of operation of the Parent and its

Subsidiaries in accordance with GAAP and to be without any material qualifications or exceptions).
(ii)    Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of its fiscal years, the quarterly unaudited consolidated balance sheet of the Parent and its Subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income and cash flows (together with all footnotes thereto) of the Parent and its Subsidiaries for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Parent’s previous fiscal year, accompanied by a certificate, dated the date of furnishing, signed by a Financial Officer of the Parent to the effect that such financial statements accurately present in all material respects the consolidated financial condition of the Parent and its Subsidiaries and that such financial statements have been prepared in accordance with GAAP consistently applied (subject to year end adjustments).
(iii)    Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by a Financial Officer of Parent and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.
(iv)    Shareholders Statements and Reports. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Parent to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange or with the Securities and Exchange Commission, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of Parent and its Restricted Subsidiaries.
(v)    Auditors Reports and Management Letters. Promptly upon receipt thereof, copies of all financial statements of, and all reports submitted by, independent public accountants to Parent in connection with each annual, interim, or special audit of Parent’s financial statements, including without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;
(b)    Other Notices and Information. Each Transferor will deliver to Buyer and its assigns:
(i)    Reportable Events. As soon as possible and in any event within thirty (30) days after such Transferor or any Restricted Subsidiary knows or has reason to know that any “Reportable Event” (as defined in Section 4043(b) of ERISA) with respect to any Plan has occurred (other than such a Reportable Event for which the PBGC has waived the 30-day notice requirement under Section 4043(a) of ERISA) and such Reportable Event involves a matter that has had, or is reasonably likely to have, a Material Adverse Effect, a statement of a Financial Officer of such Transferor or such Restricted Subsidiary setting forth details as to such Reportable Event and the action which the Parent or such Restricted Subsidiary proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to the Parent or such Restricted Subsidiary;
(ii)    Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such proposed change or amendment ,and (B) if such proposed change or amendment would be reasonably likely to materially adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting Buyer’s (and the Administrative Agent’s, as Buyer’s assignee) consent thereto.
(iii)    Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables originated or contributed by such Transferor or the condition or operations, financial or otherwise, of such Originator as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.
(iv)    Termination Events or Unmatured Termination Events. The occurrence of each Termination Event and each Unmatured Termination Event, by a statement of a Financial Officer of such Transferor.
(v)    Downgrade of Parent. Promptly after the occurrence thereof, any downgrade in the rating of any rated Debt of any Transferor by S&P or by Moody’s, setting forth the Debt affected and the nature of such change.
(vi)    Material Adverse Effect. Promptly upon learning thereof, the occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.
(c)    Compliance with Laws and Preservation of Existence. Each Transferor will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Transferor will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so qualify or remain in good standing could not reasonably be expected to have a Material Adverse Effect.
(d)    Audits. Each Transferor will furnish to Buyer (as its assigns) such information with respect to it and the Receivables sold or contributed by it as may be reasonably requested by Buyer from time to time. Each Transferor will, from time to time during regular business hours as requested by Buyer (or its assigns) upon reasonable notice and at the sole cost of such Transferor, permit Buyer (or its assigns), or its agents or representatives: (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Transferor relating to the Receivables and Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Transferor for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such

Transferor’s financial condition or the Receivables and the Related Security or such Transferor’s performance under any of the Transaction Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of such Transferor having knowledge of such matters (each of the foregoing examinations and visits, a “Review”); provided, however, that, so long as no Amortization Event (under and as defined in the Credit and Security Agreement) has occurred and is continuing, (A) the Transferors shall only be responsible for the costs and expenses of the first Review conducted in each calendar year, and (B) the Agents, collectively, will not request more than three (3) Reviews in any one calendar year. The first review in each calendar year shall be conducted solely at the request of the Administrative Agent. Each Review (other than the first Review occurring during any calendar year) shall be conducted solely at the request of the Required Committed Lenders.
(e)    Keeping and Marking of Records and Books.
(i)    Such Transferor will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Such Transferor will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.
(ii)    Such Transferor will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to Buyer (or its assigns), describing Buyer’s ownership interests in the Receivables and further describing the interest of the Administrative Agent (on behalf of the Lenders) under the Credit and Security Agreement and (B) upon the request of Buyer (or its assigns): (x) mark each Contract with a legend describing Buyer’s ownership interests in the Receivables originated by such Transferor and further describing the interest of the Administrative Agent (on behalf of the Lenders) and (y) after the occurrence of a Termination Event, deliver to Buyer (or its assigns) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to such Receivables.
(f)    Compliance with Contracts and Credit and Collection Policy. Such Transferor will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables originated by it, and (ii) comply in all respects with the Credit and Collection Policy in regard to each such Receivable and the related Contract.

(g)    Ownership. Such Transferor, as applicable, will take all necessary action to establish and maintain, irrevocably in Buyer, (A) legal and equitable title to the Receivables originated by such Transferor and the Collections and (B) all of such Transferor’s right, title and interest in the Related Security associated with the Receivables originated by such Transferor, in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).
(h)    Lenders’ Reliance. Such Transferor acknowledges that the Administrative Agent and the Lenders are entering into the transactions contemplated by the Credit and Security Agreement in reliance upon Buyer’s identity as a legal entity that is separate from such Transferor and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, such Transferor will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer’s identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of such Transferor and any Affiliates thereof and not just a division of such Transferor or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, such Transferor (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own any of the Receivables and other assets acquired by Buyer, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the “separateness covenants” set forth in Section 7.1(i) of the Credit and Security Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between such Transferor and Buyer on an arm’s-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations §§1.1502-33(d) and 1.1552-1.
(i)    Collections. Such Transferor will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to such Transferor or any Affiliate of such Transferor, such Transferor will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposit into a Collection Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, such Transferor will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns. Such Transferor will transfer exclusive ownership, dominion and control of each Lock-Box and Collection Account to Buyer and, will not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to Buyer (or its assigns) as contemplated by this Agreement and the Credit and Security Agreement.
(j)    Taxes. Such Transferor will file all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being contested in good faith by appropriate and timely proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Such Transferor will pay when due any and all present and future stamp, documentary, and other similar taxes and governmental charges payable in connection with the Receivables originated by it, and hold Buyer and its assigns harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes and governmental charges.
Section 4.2    Negative Covenants of Transferors. Until the date on which this Agreement terminates in accordance with its terms, each Transferor hereby covenants that:
(a)    Name Change, Offices and Records. Such Transferor will not change its (i) jurisdiction of organization, (ii) name, (iii) identity or structure (within the meaning of Article 9 of any applicable enactment of the UCC), unless it shall have: (i) given the Buyer (and the Administrative Agent, as its assignee) at least forty-five (45) days’ prior written notice thereof and (ii) delivered to the Administrative Agent (as Buyer’s assignee) all financing statements, instruments and other documents requested by the Administrative Agent in connection with such change or relocation.
(b)    Change in Payment Instructions to Obligors. Such Transferor will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless Buyer (or its assigns) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that such Transferor may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account; provided further, however, each Transferor agrees to direct its Obligors of Excluded Receivables to make payment to a lock-box or account that is not a Lock-Box or Collection Account and to use commercially reasonable efforts to ensure that no collections in respect of Excluded Receivables are deposited to, or commingled with amounts on deposit in, any Lock-Box or Collection Account commencing no later than the date that is thirty (30) days after the designation of such Excluded Receivables pursuant to Section 1.8.
(c)    Modifications to Contracts and Credit and Collection Policy. Such Transferor will not make any change to the Credit and Collection Policy that could reasonably be expected to adversely affect the collectibility of the Receivables originated by it or decrease the credit quality of any of its newly created Receivables. Except as otherwise permitted in its capacity as Servicer pursuant to the Credit and Security Agreement, such Transferor will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.
(d)    Sales, Liens. Such Transferor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection

Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and such Transferor will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Transferor. For the avoidance of doubt, the limitations of this Section 4.2(d) relating to sales, assignments, other dispositions and Adverse Claims shall continue to apply to any Receivable that is reconveyed pursuant to Section 1.4.
(e)    Accounting for Purchase. Such Transferor will not, and will not permit any Affiliate to, financially account (whether in financial statements or otherwise) for the transactions contemplated hereby in any manner other than the sale or other outright conveyance by such Transferor to Buyer of the Receivables originated by such Transferor and the associated Related Security or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of such Receivables and Related Security by such Transferor to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.
(f)    ERISA Compliance. Each of the Parent and such Transferor will not, and will not permit any Subsidiary of the Parent and such Transferor to, fail to satisfy the minimum funding standard under Section 412 of the Tax Code or Section 302 of ERISA, whether or not waived, or incur any liability under Section 4062 of ERISA to PBGC established thereunder in connection with any Plan except as would not have a Material Adverse Effect.
ARTICLE V
TERMINATION EVENTS
Section 5.1    Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:
(a)    Any Transferor shall fail to make any payment or deposit required hereunder when due and such failure shall continue for three (3) Business Days.
(b)    Any Transferor shall fail to observe or perform any covenant or agreement contained in Section 4.1(b)(iv) or 4.2.
(c)    Any Transferor shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in Sections 5.1(a) and (b)), and such failure shall remain unremedied for 30 days after the earlier of (i) an Executive Officer of any of the Transferors obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Any of the Transferors by Buyer or any of its assigns.
(d)    Any representation, warranty, certification or statement made by such Transferor in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; provided that the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold and provided further, that any misrepresentation or certification for which

Buyer has actually received a Purchase Price Credit shall not constitute a Termination Event hereunder.
(e)    Any of the Transferors or any of its Restricted Subsidiaries shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Debt (other than the Obligations) exceeding $25,000,000 individually or in the aggregate, or any of the Transferors or any of its Restricted Subsidiaries shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Debt exceeding $25,000,000 individually or in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Debt or any other Person to accelerate, the maturity of such Debt; or any such Debt shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity.
(f)    Any of the Transferors or any Restricted Subsidiary shall commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy laws; or an involuntary case for bankruptcy is commenced against any of the Transferors or any of its Restricted Subsidiaries and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) or similar official under applicable foreign bankruptcy laws is appointed for, or takes charge of, all or any substantial part of the property of any of the Transferors or any of its Restricted Subsidiaries; or any of the Transferors or any of its Restricted Subsidiaries commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any of the Transferors or any of its Restricted Subsidiaries or there is commenced against any of the Transferors or any of its Restricted Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or any of the Transferors or any of its Restricted Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any of the Transferors or any of its Restricted Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any of the Transferors or any of its Restricted Subsidiaries makes a general assignment for the benefit of creditors; or any of the Transferors or any of its Restricted Subsidiaries shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any of the Transferors or any of its Restricted Subsidiaries shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any of the Transferors or any of its Restricted Subsidiaries shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any of the Transferors or any of its Restricted Subsidiaries for the purpose of effecting any of the foregoing.
(g)    A Change of Control shall occur.
(h)    A Plan of any of the Transferors or any Restricted Subsidiary or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates: (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or Section 303 of ERISA; or (ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or (iii) shall require any of the Transferors or any Restricted Subsidiary to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or (iv) results in a liability to any of the Transferors or any Restricted Subsidiary under applicable law, the terms of such Plan, or Title IV of ERISA; and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that would have a Material Adverse Effect.
(i)    Judgments or orders for the payment of money in excess of $25,000,000 individually or in the aggregate or otherwise having a Material Adverse Effect shall be rendered against any of the Transferors or any Restricted Subsidiary and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise).
(j)    Any Transaction Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of any Transferor or any Restricted Subsidiary, or at any time it is or becomes unlawful for any Transferor or any Restricted Subsidiary to perform or comply with its obligations under any Transaction Document, or the obligations of Any of the Transferors or any Restricted Subsidiary under any Transaction Document are not or cease to be legal, valid and binding on any of the Transferors or any Restricted Subsidiary.
(k)    There shall occur any loss, termination, cancellation or other material impairment of any governmental license, certificate, or permit by any Transferor or any Restricted Subsidiary which is reasonably likely to have a Material Adverse Effect.
Section 5.2    Remedies. Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (i) declare the applicable Termination Date to have occurred, whereupon the applicable Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Transferor; provided, however, that upon the occurrence of a Termination Event described in Section 5.1(f) with respect to any Transferor, or of an actual or deemed entry of an order for relief with respect to any Transferor under the Bankruptcy Code, the applicable Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Transferor and (ii) to the fullest extent permitted by applicable law, declare that the Default Rate shall accrue with respect to any amounts then due and owing by such Transferor to Buyer. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

ARTICLE VI
INDEMNIFICATION
Section 6.1    Indemnities by Transferors. Without limiting any other rights that Buyer may have hereunder or under applicable law, each Transferor hereby agrees to indemnify (and pay upon demand to) Buyer and its assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of Buyer or any such assign) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables originated by such Transferor, excluding, however:
(a)    Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;
(b)    Indemnified Amounts to the extent the same includes losses in respect of Receivables originated by such Transferor that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or
(c)    taxes imposed on or measured by such Indemnified Party’s net income, and franchise taxes and branch profit taxes imposed on it, by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof, and taxes imposed on or measured by such Indemnified Party’s net income, and franchise taxes and branch profit taxes imposed on it, by the jurisdiction in which such Indemnified Party’s principal executive office is located or any political subdivision thereof;
provided, however, that nothing contained in this sentence shall limit the liability of such Transferor or limit the recourse of each Indemnified Party to such Transferor for amounts otherwise specifically provided to be paid by such Transferor under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, but subject in each case to clauses (a), (b) and (c) above, each Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:
(i)    any representation or warranty made by such Transferor (or any officer of such Transferor) under or in connection with any Purchase Report, this Agreement, any other Transaction Document or any other information or report delivered by such Transferor pursuant hereto or thereto for which Buyer has not received a Purchase Price Credit that shall have been false or incorrect when made or deemed made;

(ii)    the failure by such Transferor, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of such Transferor to keep or perform any of its obligations, express or implied, with respect to any Contract;
(iii)    any failure of such Transferor to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;
(iv)    any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;
(v)    any dispute, claim, offset or defense (other than a defense related to the financial condition, or discharge in bankruptcy, of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;
(vi)    the commingling of Collections of Receivables at any time with other funds;
(vii)    any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, such Transferor’s use of the proceeds of the Purchase from it hereunder, the ownership of the Receivables originated by such Transferor or any other investigation, litigation or proceeding relating to such Transferor in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;
(viii)    any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;
(ix)    any Termination Event;
(x)    any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables originated by such Transferor and the associated Collections, and all of such Transferor’s right, title and interest in the Related Security associated with such Receivables, in each case, free and clear of any Adverse Claim;
(xi)    the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable originated by such Transferor, the Related Security and Collections with respect thereto, and the proceeds thereof, whether at the time of the Purchase from such Transferor hereunder or at any subsequent time;
(xii)    any action or omission by such Transferor which reduces or impairs the rights of Buyer with respect to any Receivable or the value of any such Receivable;
(xiii)    any attempt by any Person to void the Purchase from such Transferor hereunder under statutory provisions or common law or equitable action;
(xiv)    any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by the Buyer as a result of any action of such Transferor; and
(xv)    the failure of any Receivable reflected as an Eligible Receivable on any Purchase Report prepared by such Transferor to be an Eligible Receivable at the time acquired by Buyer.
Notwithstanding the foregoing, (i) the foregoing indemnification is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Receivables conveyed hereunder; and (ii) nothing in the Section 6.1 shall require a Transferor to indemnify any Indemnified Party for Receivables which are not collected, not paid or otherwise uncollectible on account of the insolvency, bankruptcy, creditworthiness or financial inability to pay of the applicable Obligor.
Section 6.2    Other Costs and Expenses. Each Transferor shall pay to Buyer on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. Each Transferor shall pay to Buyer on demand any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses actually incurred in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.
ARTICLE VII
MISCELLANEOUS
Section 7.1    Waivers and Amendments.

(a)    No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.
(b)    No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by each Transferor and Buyer and, to the extent required under the Credit and Security Agreement, the Administrative Agent and the Committed Lenders or the Required Committed Lenders. Any material amendment, supplement, modification or waiver will require satisfaction of the Rating Agency Condition.
Section 7.2    Notices. All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail, five (5) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 7.2.
Section 7.3    Protection of Ownership Interests of Buyer.
(a)    Each Transferor agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may request, to perfect, protect or more fully evidence the interest of Buyer hereunder and the interest of the Administrative Agent (on behalf of the Lenders) under the Credit and Security Agreement, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. At any time, Buyer (or its assigns) may, at such Transferor’s sole cost and expense, direct such Transferor to notify the Obligors of Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.
(b)    If any Transferor fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and Buyer’s (or such assigns’) costs and expenses incurred in connection therewith shall be payable by such Transferor as provided in Section 6.2. Each Transferor irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(ies)-in-fact, to act on behalf of such Transferor (i) to execute on behalf of such Transferor as debtor and to file financing statements necessary or desirable in Buyer’s (or its assigns’) sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables originated by such Transferor and the associated Related Security and Collections and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer’s interests in such Receivables. This appointment is coupled with an interest and is irrevocable. From and after July 1, 2001, if any Transferor fails to perform any of its obligations hereunder: (A) such Transferor hereby authorizes Buyer (or its assigns) to file financing statements and other filing or recording documents with respect to the Receivables and Related Security (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of such Transferor, in such form and in such offices as Buyer (or any of its assigns) reasonably determines appropriate to perfect or maintain the perfection of the ownership or security interests of Buyer (or its assigns) hereunder, (B) such Transferor acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables or Related Security (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Administrative Agent (as Buyer’s assignee), consenting to the form and substance of such filing or recording document, and (C) such Transferor approves, authorizes and ratifies any filings or recordings made by or on behalf of the Administrative Agent (as Buyer’s assign) in connection with the perfection of the ownership or security interests in favor of Buyer or the Administrative Agent (as Buyer’s assign), respectively.
Section 7.4    Confidentiality.
(a)    Each Transferor and Buyer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letter and the other confidential or proprietary information with respect to the Administrative Agent and the Lenders and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Transferor and its officers and employees may disclose such information to such Transferor’s external accountants, attorneys and other advisors and as required by any applicable law or order of any judicial or administrative proceeding.
(b)    Each Transferor hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Agents, any Co-Agent or the Lenders by each other, (ii) to any prospective or actual assignee or participant of any of the Persons described in clause (i), and (iii) to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Lender or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which any Co-Agent or one of its Affiliates acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person described in the foregoing clauses (ii) and (iii) is informed of the confidential nature of such information. In addition, the Lenders and the Administrative Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).
Section 7.5    Bankruptcy Petition.
(a)    Each Transferor and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of a Lender, it will not institute against, or join any other Person in instituting against, such Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
(b)    Each Transferor covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding obligations of Buyer under the Credit and Security Agreement, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
Section 7.6    Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of any Transferor, Buyer, any Lender or any Agent, no claim may be made by any such Person (or its Affiliates, directors, officers, employees, attorneys or agents) against any such other Person (or its Affiliates, directors, officers, employees, attorneys or agents) for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of the parties hereto, on behalf of itself and its Affiliates, directors, officers, employees, attorneys, agents, successors and assigns, hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 7.7    CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF (EXCEPT IN THE CASE OF THE OTHER TRANSACTION DOCUMENTS, TO THE EXTENT OTHERWISE EXPRESSLY STATED THEREIN) AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE OWNERSHIP INTEREST OF ANY TRANSFEROR OR THE BUYER, IN ANY OF THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

Section 7.8    CONSENT TO JURISDICTION. EACH TRANSFEROR HEREBY IRREVOCABLY SUBMITS TO THE NON EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH TRANSFEROR PURSUANT TO THIS AGREEMENT AND SUCH TRANSFEROR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST SUCH TRANSFEROR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY SUCH TRANSFEROR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH TRANSFEROR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE STATE OF NEW YORK.
Section 7.9    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY SUCH TRANSFEROR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
Section 7.10    Integration; Binding Effect; Survival of Terms.
(a)    This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
(b)    This Agreement shall be binding upon and inure to the benefit of the Transferors, Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). No Transferor may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Buyer. Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of any Transferor. Without limiting the foregoing, each Transferor acknowledges that Buyer, pursuant to the Credit and Security Agreement, may assign to the Administrative Agent, for the benefit of the Lenders, its rights, remedies, powers and privileges hereunder and that the Administrative Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Credit and Security

Agreement. Each Transferor agrees that the Administrative Agent, as the assignee of Buyer, shall, subject to the terms of the Credit and Security Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer’s rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder) and each Transferor agrees to cooperate fully with the Administrative Agent in the exercise of such rights and remedies. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Transferor pursuant to Article II; (ii) the indemnification and payment provisions of Article VI; and (iii) Section 7.5 shall be continuing and shall survive any termination of this Agreement.
Section 7.11    Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
ROCK-TENN COMPANY,
as Parent
By:     /s/ John D. Stakel
Name: John D. Stakel
Title: Senior Vice President and Treasurer

Address:	504 Thrasher Street Norcross, GA 30071 Attn: John D. Stakel Telephone: (678) 291-7901 Facsimile: (770) 246-4642
All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:	504 Thrasher Street Norcross, GA 30071 Attn: General Counsel Telephone: (678) 291-7456 Facsimile: (770) 263-3582
ROCK-TENN MILL COMPANY, LLC,
as Originator
By:     /s/ John D. Stakel
Name: John D. Stakel
Title: Senior Vice President and Treasurer

Address:	504 Thrasher Street Norcross, GA 30071 Attn: John D. Stakel Telephone: (678) 291-7901 Facsimile: (770) 246-4642
All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:	504 Thrasher Street Norcross, GA 30071 Attn: General Counsel Telephone: (678) 291-7456 Facsimile: (770) 263-3582

[Fifth Amended and Restated Receivables Sale Agreement]

ROCKTENN - SOUTHERN CONTAINER, LLC,
as Originator
By:     /s/ John D. Stakel
Name: John D. Stakel
Title: Senior Vice President and Treasurer

Address:	504 Thrasher Street Norcross, GA 30071 Attn: John D. Stakel Telephone: (678) 291-7901 Facsimile: (770) 246-4642
All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:	504 Thrasher Street Norcross, GA 30071 Attn: General Counsel Telephone: (678) 291-7456 Facsimile: (770) 263-3582
ROCK-TENN COMPANY OF TEXAS,
as Originator
By:     /s/ John D. Stakel
Name: John D. Stakel
Title: Senior Vice President and Treasurer

Address:	504 Thrasher Street Norcross, GA 30071 Attn: John D. Stakel Telephone: (678) 291-7901 Facsimile: (770) 246-4642
All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:	504 Thrasher Street Norcross, GA 30071 Attn: General Counsel Telephone: (678) 291-7456 Facsimile: (770) 263-3582

[Fifth Amended and Restated Receivables Sale Agreement]

ROCK-TENN CONVERTING COMPANY,
as Originator
By:     /s/ John D. Stakel
Name: John D. Stakel
Title: Senior Vice President and Treasurer

Address:	504 Thrasher Street Norcross, GA 30071 Attn: John D. Stakel Telephone: (678) 291-7901 Facsimile: (770) 246-4642
All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:	504 Thrasher Street Norcross, GA 30071 Attn: General Counsel Telephone: (678) 291-7456 Facsimile: (770) 263-3582
WALDORF CORPORATION,
as Originator
By:     /s/ John D. Stakel
Name: John D. Stakel
Title: Senior Vice President and Treasurer

Address:	504 Thrasher Street Norcross, GA 30071 Attn: John D. Stakel Telephone: (678) 291-7901 Facsimile: (770) 246-4642
All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:	504 Thrasher Street Norcross, GA 30071 Attn: General Counsel Telephone: (678) 291-7456 Facsimile: (770) 263-3582

[Fifth Amended and Restated Receivables Sale Agreement]

PCPC, INC.,
as Originator
By:     /s/ John D. Stakel
Name: John D. Stakel
Title: Senior Vice President and Treasurer

Address:	504 Thrasher Street Norcross, GA 30071 Attn: John D. Stakel Telephone: (678) 291-7901 Facsimile: (770) 246-4642
All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:	504 Thrasher Street Norcross, GA 30071 Attn: General Counsel Telephone: (678) 291-7456 Facsimile: (770) 263-3582
ROCKTENN CP, LLC,
as Originator
By:     /s/ John D. Stakel
Name: John D. Stakel
Title: Senior Vice President and Treasurer

Address:	504 Thrasher Street Norcross, GA 30071 Attn: John D. Stakel Telephone: (678) 291-7901 Facsimile: (770) 246-4642
All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:	504 Thrasher Street Norcross, GA 30071 Attn: General Counsel Telephone: (678) 291-7456 Facsimile: (770) 263-3582

[Fifth Amended and Restated Receivables Sale Agreement]

ROCKTENN – SOLVAY, LLC,
as Originator
By:     /s/ John D. Stakel
Name: John D. Stakel
Title: Senior Vice President and Treasurer

Address:	504 Thrasher Street Norcross, GA 30071 Attn: John D. Stakel Telephone: (678) 291-7901 Facsimile: (770) 246-4642
All notices delivered pursuant to Section 5.2 or Section 6.2 shall also be sent to:

Address:	504 Thrasher Street Norcross, GA 30071 Attn: General Counsel Telephone: (678) 291-7456 Facsimile: (770) 263-3582

[Fifth Amended and Restated Receivables Sale Agreement]

ROCK-TENN FINANCIAL, INC.,
as Buyer
By:     /s/ Bradley A. Hasten
Name: Bradley A. Hasten
Title: Assistant Secretary

Address:	504 Thrasher Street Norcross, GA 30071 Attn: John D. Stakel Telephone: (678) 291-7901 Facsimile: (770) 246-4642

[Fifth Amended and Restated Receivables Sale Agreement]

Exhibit I
Definitions
This is Exhibit I to the Agreement (as hereinafter defined).
(a)    Capitalized terms used and not otherwise defined in the Agreement or this Exhibit are used with the meanings attributed thereto in the Credit and Security Agreement.
(c)    As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof).
“2000 Agreement” has the meaning set forth in the preamble to the Agreement.
“2005 Agreement” has the meaning set forth in the preamble to the Agreement.
“2008 Agreement” has the meaning set forth in the preamble to the Agreement.
“2011 Agreement” has the meaning set forth in the preamble to the Agreement.
“2012 Agreement” has the meaning set forth in the preamble to the Agreement.
“Adverse Claim” means a Lien.
“Affiliates” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10-50% of any class of voting securities of the controlled Person only if it also possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise, or (b) if the controlling Person owns more than 50% of any class of voting securities of the controlled Person.
“Administrative Agent” has the meaning set forth in the Preliminary Statements to the Agreement.
“Aggregate Average Eligible Receivables Balance” means, as of any date of determination, the average outstanding balance of Eligible Receivables as of the end of each month for the 12-month period ending on the Cut-off Date prior to the date of such determination.
“Aggregate Average Receivables Balance” means, as of any date of determination, the average outstanding balance of Receivables as of the end of each month for the 12-month period ending on the Cut-off Date prior to the date of such determination.
“Agreement” means the Fifth Amended and Restated Receivables Sale Agreement, dated as of September 15, 2014, among Parent, Originators and Buyer, as the same

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may be amended, restated and/or otherwise modified from time to time in accordance with the terms thereof.
“Applicable State” has the meaning set forth in Section 2.1(a).
“Average Eligible Receivables Balance” means, for an Obligor effectively designated pursuant to Section 1.8, the average outstanding balance of Eligible Receivables for such Obligor as of the end of each month for the 12-month period ending on the Cut-off Date prior to the date of such designation.
“Average Receivables Balance” means, for an Obligor effectively designated pursuant to Section 1.8, the average outstanding balance of Receivables for such Obligor as of the end of each month for the 12-month period ending on the Cut-off Date prior to the date of such designation.
“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. § 101 et seq.) and any successor statute thereto.
“Business Day” means any day on which banks are not authorized or required to close in New York, New York or Atlanta, Georgia.
“Buyer” has the meaning set forth in the preamble to the Agreement.
“Calculation Period” means each calendar month or portion thereof which elapses during the term of the Agreement. The first Calculation Period shall commence on the date of the Purchases hereunder and the final Calculation Period shall terminate on the applicable Termination Date.
“Capitalized Lease” means any lease the obligation for rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with GAAP.
“Change of Control” means (a) as applied to Parent, that, during any period of twelve consecutive calendar months, (i) more than 50% of the members of the Board of Directors of Parent who were members on the first day of such period shall have resigned or been removed or replaced, other than as a result of death, disability, change in personal circumstances or in connection with the SSCC Acquisition, or (ii) any Person or “Group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but excluding (A) any employee benefit or stock ownership plans of Parent, and (B) members of the Board of Directors and executive officers of Parent as of the date of this Agreement, members of the immediate families of such members and executive officers, and family trusts and partnerships established by or for the benefit of any of the foregoing individuals) shall have acquired more than 50% of the outstanding voting Equity Interests of Parent, except that Parent’s purchase of its common stock outstanding on the date hereof which results in one or more of Parent’s shareholders of record as of the date of this Agreement controlling more than 50% of the outstanding voting Equity Interests of Parent shall not constitute an acquisition hereunder, (b) Parent ceases to own, directly or indirectly, a majority of the outstanding voting Equity Interests of any Originator, or (c) Parent ceases to own a majority of the outstanding voting Equity Interests of Buyer; provided, however, that a Change of Control that would otherwise occur

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pursuant to clause (a) of this definition as the result of an acquisition of more than 50% of the outstanding voting Equity Interests of Parent shall not be deemed to occur until the date that is 120 days following such acquisition in the event that the long term unsecured senior debt ratings assigned to the surviving entity by S&P and Moody’s are at least “BB” and “Ba2”, respectively.
“Collection Account” means each concentration account, depository account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit III hereto.
“Collection Account Agreement” means an agreement in form reasonably acceptable to the Administrative Agent among Buyer, the Administrative Agent and a Collection Bank.
“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.
“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable; provided, however, that the term “Collections” shall not include any payment made for the account of a third-party service provider or sub-contractor whose services were not included in the amount invoiced for the applicable Receivable.
“Commercial Paper” means promissory notes issued by a Conduit in the commercial paper market.
“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.
“Credit and Collection Policy” means (i) with respect to RockTenn CP, LLC, the credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit V-1, as modified from time to time in accordance with the Agreement and (ii) with respect to an Originator other than RockTenn CP, LLC, the credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit V-2, as modified from time to time in accordance with the Agreement; provided, that the parties hereto acknowledge that it the intent of the parties hereto that the two credit and collection policies and practices referenced in this definition of “Credit and Collection Policy” be consolidated and amended over time such that a single set of credit and collection policies and practices shall apply to all Originators at a future date.
“Credit and Security Agreement” has the meaning set forth in the Preliminary Statements to the Agreement.
“Debt” means, with respect to any Person at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the

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ordinary course of business, (iv) all obligations of such Person as lessee under Capitalized Leases, (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all obligations of such Person to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument, (vii) all Debt of others secured by a lien on any asset of such Person to the extent of the fair market value of such asset, whether or not such Debt is assumed by such Person, (viii) all Synthetic Lease Liabilities of such Person, and (ix) all Debt of others guaranteed by such Person to the extent such Debt represents a liability of such Person; provided that liabilities resulting from the recognition of other post-retirement benefits required by Financial Accounting Standard No. 106 shall not constitute “Debt.”
“Default Rate” means a rate per annum equal to the sum of (i) the Prime Rate, plus (ii) 2.00%, changing when and as the Prime Rate changes.
“Default Ratio” has the meaning set forth in the Credit and Security Agreement.
“Discount Factor” means a percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables purchased from each Originator after taking account of (i) the time value of money based upon the anticipated dates of collection of such Receivables and the cost to Buyer of financing its investment in such Receivables during such period, (ii) the risk of nonpayment by the Obligors, (iii) servicing costs, and (iv) factoring expenses. Each Originator and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the Calculation Period during which such Originator and Buyer agree to make such change. As of the date hereof, the Discount Factor in respect of Eligible Receivables is 2.0% and the Discount Factor in respect of all other Receivables is 2.0%.
“Equity Interests” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the date of this Agreement.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Originator or the Parent within the meaning of Section 414(b) or (c) of the Tax Code (and Sections 414(m) and (o) of the Tax Code for purposes of provisions relating to Section 412 of the Tax Code).
“ERISA Event” has the meaning provided in the Parent Credit Agreement.

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“Excluded Receivable” means any Originated Receivable (i) in respect of an obligor identified on Schedule B hereto (as such schedule may be updated from time to time by the Transferors in accordance with Section 1.8 hereof) and (ii) subject to a third-party financing arrangement.

“Excluded Receivable Compliance Condition” means a condition that is satisfied as of any date of determination if (i) the Excluded Receivable Ratio does not exceed 7.5% and (ii) the Excluded Receivable Obligor Ratio does not exceed 2.5%.

“Excluded Receivable Obligor Ratio” means, as of the date of determination with respect to an Obligor pursuant to Section 1.8, the ratio (expressed as a percentage) computed by dividing (x) the Average Eligible Receivables Balance for such Obligor and its Affiliates (if any), by (y) the Aggregate Average Eligible Receivables Balance.

“Excluded Receivable Ratio” means, as of any date of determination, the ratio (expressed as a percentage) computed by dividing (x) the sum of the Average Receivables Balances for the Obligors designated pursuant to Section 1.8 since the beginning of the current calendar year, by (y) the Aggregate Average Receivables Balance as of such date.

“Executive Officer” shall mean with respect to any Person, the Chief Executive Officer, President, Vice Presidents (if elected by the Board of Directors of such Person), Chief Financial Officer, Treasurer, Secretary and any Person holding comparable offices or duties (if elected by the Board of Directors of such Person).
“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.
“Financial Officer” means with respect to the Parent, any of the Chief Financial Officer, Vice President of Finance, and Treasurer.
“GAAP” means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.
“Indemnified Amounts” has the meaning set forth in Section 6.1.
“Indemnified Party” has the meaning set forth in Section 6.1.
“Initial Contributed Assets” has the meaning set forth in the Preliminary Statements.
“Initial Contributed Receivables” has the meaning set forth in the Preliminary Statements.
“Initial Cutoff Date” means (a) for each Originator party to the 2000 Agreement, the close of business on the Business Day immediately preceding the date of the 2000 Agreement, (b) for each Originator party to the 2005 Agreement that was not also a party to the 2000 Agreement, the close of business on the Business Day immediately preceding the date of the 2005 Agreement, (c) for each Originator party to the 2008 Agreement that was not also a

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party to the 2000 Agreement or the 2005 Agreement, the close of business on the Business Day immediately preceding the date of the 2008 Agreement, and (d) for RockTenn—Solvay, LLC and RockTenn CP, LLC, the close of business on the Business Day immediately preceding the date of the 2011 Agreement.
“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).
“Lock-Box” means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit III hereto.
“Material Adverse Effect” means (i) any material adverse effect on the business, operations, financial condition or assets of the Parent and its Restricted Subsidiaries, taken as a whole, (ii) any material adverse effect on the ability of any Transferor to perform its obligations under the Transaction Documents to which it is a party, (iii) any material adverse effect on the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) any material adverse effect on any Transferor’s, Buyer’s, the Administrative Agent’s or any Lender’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (v) any material adverse effect on the collectibility of the Receivables generally or of any material portion of the Receivables.
“Moody’s” means Moody’s Investors Service, Inc.
“Net Worth” means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (a) the aggregate Outstanding Balance of the Receivables at such time plus cash-on-hand, over (b) the sum of (i) the Aggregate Principal outstanding at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).
“Obligor” means a Person obligated to make payments pursuant to a Contract.
“Organizational Documents” means, for any Person, the documents for its formation and organization, which, for example, (a) for a corporation are its corporate charter and bylaws, (b) for a partnership are its certificate of partnership (if applicable) and partnership agreement, (c) for a limited liability company are its certificate of formation or organization and its operating agreement, regulations or the like and (d) for a trust is the trust agreement, declaration of trust, indenture or bylaws under which it is created.
“Original Balance” means, with respect to any Receivable coming into existence after the Initial Cutoff Date, the Outstanding Balance of such Receivable on the date it was created.

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“Originated Receivable” means all indebtedness and other obligations owed to an Originator (at the times it arises, and before giving effect to any transfer or conveyance under this Agreement) (including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible) arising in connection with the sale of goods or the rendering of services by such Originator and further includes, without limitation, the obligation to pay any sales tax or Finance Charges with respect thereto; provided, however, that the term “Originated Receivable” shall exclude any indebtedness or other obligations owed to an Originator by an Affiliate that is 100% owned, directly or indirectly, by an Originator or the Buyer. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute an Originated Receivable separate from an Originated Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be an Originated Receivable regardless or whether the account debtor or such Originator treats such indebtedness, rights or obligations as a separate payment obligation.
“Originator” has the meaning set forth in the Preliminary Statements; provided, however, that in the event that any such Originator is merged into, or sells or distributes substantially all its assets to, another direct or indirect wholly-owned subsidiary of the Parent, it shall no longer be an Originator, but the surviving or transferee entity shall succeed to the rights and obligations of such Originator and be deemed an Originator hereunder.
“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof, including, for the avoidance of doubt, any amount allocable to sales tax.
“Parent” has the meaning set forth in the preamble to the Agreement.
“Parent Credit Agreement” means that certain Credit Agreement, dated on or about the date hereof, by and among Rock-Tenn Company, Rock-Tenn Company of Canada, the guarantors from time to time party thereto, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as Administrative Agent and as Collateral Agent, and Bank of America, N.A., as Canadian Agent, as the same may be amended from time to time in accordance with the terms thereof.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Parent, any Originator or any of their respective ERISA Affiliates is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

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“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by Rabobank (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.
“Purchase” means the purchase by Buyer from an Originator pursuant to Sections 1.2(a) of the Agreement of the Receivables originated by such Originator (other than Initial Contributed Receivables) and the Related Security and Collections related thereto, together with all related rights in connection therewith.
“Purchase Date” means (a) as to each Originator party to the 2000 Agreement, the date of the 2000 Agreement, (b) as to each Originator party to the 2005 Agreement that was not also a party to the 2000 Agreement, the date of the 2005 Agreement, (c) as to each Originator party to the 2008 Agreement that was not also a party to the 2005 Agreement, the date of the 2008 Agreement and (d) as to RockTenn—Solvay, LLC and RockTenn CP, LLC, the date of the 2011 Agreement.
“Purchase Price” means, with respect to the Purchase from each Originator, the aggregate price to be paid by Buyer to such Originator for such Purchase in accordance with Section 1.3 of the Agreement for the Receivables originated by such Originator and the associated Collections and Related Security being sold to Buyer, which price shall equal on any date (i) the product of (x) the Outstanding Balance of such Receivables on such date, multiplied by (y) one minus the Discount Factor in effect on such date, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.4 of the Agreement.
“Purchase Price Credit” has the meaning set forth in Section 1.4 of the Agreement.
“Purchase Report” has the meaning set forth in Section 1.2(b) of the Agreement.
“Rabobank” means Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch.
“Receivable” means any Originated Receivable other than an Excluded Receivable.
“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.
“Related Security” means, with respect to any Receivable:
(i)    all of the applicable Originator’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by such Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

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(ii)    all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,
(iii)    all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,
(iv)    all service contracts and other contracts and agreements associated with such Receivable,
(v)    all Records related to such Receivable,
(vi)    all of the applicable Originator’s right, title and interest in each Lock-Box and each Collection Account, and
(vii)    all proceeds of any of the foregoing.
“Reportable Event” has the meaning set forth in Section 403(b) of ERISA.
“Required Capital Amount” means, as of any date of determination, an amount equal to the greater of (a) 3% of the Aggregate Commitment under the Credit and Security Agreement, and (b) the product of (i) 1.5 times the product of the Default Ratio times the Default Horizon Ratio, each as determined from the most recent Monthly Report received from the Servicer under the Credit and Security Agreement, and (ii) the Outstanding Balance of all Receivables as of such date, as determined from the most recent Monthly Report received from the Servicer under the Credit and Security Agreement.
“Required Committed Lenders” has the meaning set forth in the Credit and Security Agreement.
“Restricted Subsidiary” has the meaning provided in the Parent Credit Agreement.
“Review” has the meaning set forth in Section 4.1(d).
“S&P” means Standard and Poor’s Ratings Services, a Standard and Poor’s Financial Services LLC business.
“Sanctioned Country” has the meaning set forth in the Credit and Security Agreement.
“Sanctioned Person” has the meaning set forth in the Credit and Security Agreement.

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“Servicer” means at any time the Person (which may be the Administrative Agent) then authorized pursuant to the Credit and Security Agreement to service administer and collect Receivables.
“Settlement Date” means, with respect to each Calculation Period, the date that is the 25th calendar day of the month following such Calculation Period (or if any such day is not a Business Day, on the next succeeding Business Day).
“SSCC Acquisition” means the acquisition by the Parent and/or one of its Subsidiaries of Smurfit-Stone Container Corporation, a Delaware corporation (the “Acquired Company”), pursuant to the SSCC Merger Agreement.
“SSCC Merger Agreement” means the Agreement and Plan of Merger, dated as of January 23, 2011, by and among Parent, Sam Acquisition, LLC and the Acquired Company.
“Subordinated Loan” has the meaning set forth in Section 1.3(a) of the Agreement.
“Subordinated Note” means a promissory note in substantially the form of Exhibit VI hereto as more fully described in Section 1.3 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time, and shall include any Subordinated Note issued pursuant to the 2005 Agreement and the 2008 Agreement.
“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.
“Synthetic Lease Liabilities” of a Person means any liability under any tax retention operating lease or so-called “synthetic” lease transaction, or any obligations arising with respect to any other similar transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries (other than leases which do not have an attributable interest component that are not Capitalized Leases).
“Tax Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time.
“Termination Date” means, as to each Originator, the earliest to occur of (i) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.1(f) with respect to such Originator, (ii) the Business Day specified in a written notice from Buyer to such Originator following the occurrence of any other Termination Event, and (iii) the date which is 10 Business Days after Buyer’s receipt of written notice from such Originator that it wishes to terminate the facility evidenced by this Agreement.
“Termination Event” has the meaning set forth in Section 5.1 of the Agreement.

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“Transaction Documents” means, collectively, this Agreement, each Collection Account Agreement, the Subordinated Note, and all other instruments, documents and agreements executed and delivered in connection herewith.
“Transferor” means (a) as to the Initial Contributed Assets, each applicable Originator and Parent, and (b) as to all other Receivables, together with the associated Related Security and Collections, the applicable Originator.
“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.
“Unmatured Termination Event” means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.
All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

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Exhibit II
Principal Places of Business; Location(s) of Records;
Federal Employer Identification Number; Other Names
ROCK-TENN COMPANY
Places of Business: 504 Thrasher Street, Norcross, GA 30071
Locations of Records: 504 Thrasher Street, Norcross, GA 30071
Federal Employer Identification Number: 62-0342590
Legal, Trade and Assumed Names: None
Organizational Identification Number: J518706

ROCK-TENN COMPANY OF TEXAS
Places of Business: 504 Thrasher Street, Norcross, GA 30071
Locations of Records: 504 Thrasher Street, Norcross, GA 30071
Federal Employer Identification Number: 58-1973639
Legal, Trade and Assumed Names: None
Organizational Identification Number: K122662

ROCK-TENN CONVERTING COMPANY
Place of Business: 504 Thrasher Street, Norcross, GA 30071
Locations of Records: 504 Thrasher Street, Norcross, GA 30071
Federal Employer identification Number: 58-1271825
Legal, Trade and Assumed Names: Alliance, a Rock-Tenn Company; Voxgrafica; Livingston Box, a Rock-Tenn Company (unofficial trade name used in Alabama); Fold-Pak
Organizational Identification Number: J518594

ROCK-TENN CP, LLC
Places of Business: 504 Thrasher Street, Norcross, GA 30071
Locations of Records: 504 Thrasher Street, Norcross, GA 30071
Six CityPlace Drive, Creve Coeur, MO  63141
Federal Employer Identification Number: 36-2041256
Legal, Trade and Assumed Names: None
Organizational Identification Number: 4930125

ROCK-TENN MILL COMPANY, LLC
Places of Business: 504 Thrasher Street, Norcross, GA 30071
Locations of Records: 504 Thrasher Street, Norcross, GA 30071
Federal Employer Identification Number: 20-2897731
Legal, Trade and Assumed Names: None
Organizational Identification Number: 0537018

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ROCKTENN - SOUTHERN CONTAINER, LLC
Places of Business: 504 Thrasher Street, Norcross, GA 30071
Locations of Records: 504 Thrasher Street, Norcross, GA 30071
Federal Employer Identification Number: 11-1567889
Legal, Trade and Assumed Names: None
Organizational Identification Number: 2142907

ROCKTENN - SOLVAY, LLC
Places of Business: 504 Thrasher Street, Norcross, GA 30071
Locations of Records: 504 Thrasher Street, Norcross, GA 30071
Federal Employer Identification Number: 11-3110303
Legal, Trade and Assumed Names: None
Organizational Identification Number: 2298610

PCPC, INC.
Places of Business: 504 Thrasher Street, Norcross, GA 30071
Locations of Records: 504 Thrasher Street, Norcross, GA 30071
Federal Employer Identification Number: 94-3146271
Legal, Trade and Assumed Names: None
Organizational Identification Number: 1803649

WALDORF CORPORATION
Places of Business: 504 Thrasher Street, Norcross, GA 30071
Locations of Records: 504 Thrasher Street, Norcross, GA 30071
Federal Employer Identification Number: 41-1598295
Legal, Trade and Assumed Names: None
Organizational Identification Number: 2139157

ROCK-TENN FINANCIAL, INC.
Places of Business: 504 Thrasher Street, Norcross, GA 30071
Locations of Records: 504 Thrasher Street, Norcross, GA 30071
Federal Employer Identification Number: 58-2579090
Legal, Trade and Assumed Names: None
Organizational Identification Number: 3309598

Exhibit II - 2

Exhibit III
Lock-boxes; Collection Accounts; Collection Banks

Lock-Box	Related Collection Account
P.O. Box 102064 Atlanta, Georgia 30368	Account No. at SunTrust Bank in Atlanta, Georgia ABA No. 061000104
P.O. Box 751241 Charlotte, NC 28275 P.O. Box 911700 Denver, CO 80291-1700	Account No. at Wells Fargo Bank in Charlotte, North Carolina ABA No. 053000219
Lockbox 9686 P.O. Box 8500 Philadelphia, PA 19178-9686	Account No. at Wells Fargo Bank in Charlotte, North Carolina ABA No. 053000219
P.O. Box 409813 Atlanta, GA 30384-9813 14079 Collections Center Drive Chicago, IL 60693 P.O. Box 840865 Dallas, TX 75284-0865 P.O. Box 18265 St. Louis, MO 63150-8265	Account No. at Bank of America in Dallas, Texas ABA No. 026000593
P.O. Box 93095 Chicago, IL 60673-3095	Account No. at JPMorgan Chase Bank, N.A. in Chicago, Illinois ABA No. 071000013

Exhibit III

Exhibit IV
Form of Compliance Certificate
This Compliance Certificate is furnished pursuant to that certain FifthAmended and Restated Receivables Sale Agreement dated as of September 15, 2014, among Rock-Tenn Company (the “Parent”), and certain of its subsidiaries, as Originators, and Rock-Tenn Financial, Inc., as Buyer (as amended, restated and/or otherwise modified from time to time, the “Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the duly elected ______________ of the Parent.
2.    I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Parent and its Subsidiaries during the accounting period covered by the attached financial statements.
3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or an Unmatured Termination Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].
[4.    Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Originator has taken, is taking, or proposes to take with respect to each such condition or event: _______________________________].
The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of ______________, 20___.
By:
Name:
Title:

Exhibit IV

Exhibit V
Credit and Collection Policies
See attached.

Exhibit V

Exhibit VI
Form of Subordinated Note
SUBORDINATED NOTE
[____], 2011
1.    Note. FOR VALUE RECEIVED, the undersigned, Rock-Tenn Financial, Inc., a Delaware corporation (“SPV”), hereby unconditionally promises to pay to the order of [ORIGINATOR NAME], a(n) __________ ***[corporation] [limited liability company] [partnership]*** (“Originator”), in lawful money of the United States of America and in immediately available funds, on or before the date following the applicable Termination Date which is one year and one day after the date on which (i) the Outstanding Balance of all Receivables sold by Originator under the “Sale Agreement” referred to below has been reduced to zero and (ii) Originator has paid to Buyer all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchase thereunder (the “Collection Date”), the aggregate unpaid principal sum outstanding of all “Subordinated Loans” made from time to time by Originator to SPV pursuant to and in accordance with the terms of that certain Fifth Amended and Restated Receivables Sale Agreement dated as of September 15, 2014 among Rock-Tenn Company, as Parent, Originator and certain of its affiliates, as Sellers, and SPV, as Buyer (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”). Reference to Section 1.3 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.
2.    Interest. SPV further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the 1-month LIBOR rate published in The Wall Street Journal on the first Business Day of each month (or portion thereof) during the term of this Subordinated Note, computed for actual days elapsed on the basis of a year consisting of 360 days and changing on the first business day of each month hereafter (“LIBOR”); provided, however, that if SPV shall default in the payment of any principal hereof, SPV promises to pay, on demand, interest at the rate equal to LIBOR plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that SPV may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.
3.    Principal Payments. Originator is authorized and directed by SPV to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment

Exhibit VI - 1

of principal made by SPV, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of SPV hereunder.
4.    Subordination. Originator shall have the right to receive, and SPV shall make, any and all payments and prepayments relating to the loans made under this Subordinated Note; provided that, after giving effect to any such payment or prepayment, the aggregate Outstanding Balance of Receivables (as each such term is defined in the Credit and Security Agreement hereinafter referred to) at such time exceeds the sum of (a) the Obligations (as defined in the Credit and Security Agreement) outstanding at such time under the Credit and Security Agreement, plus (b) the aggregate outstanding principal balance of all loans made under this Subordinated Note. Originator hereby agrees that at any time during which the conditions set forth in the proviso of the immediately preceding sentence shall not be satisfied, Originator shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of SPV owing to the Administrative Agent or any Lender under that certain Sixth Amended and Restated Credit and Security Agreement dated as of September 15, 2014 by and among SPV, Rock-Tenn Converting Company, as initial Servicer, various Lenders and Co-Agents from time to time party thereto, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as the Administrative Agent and the Funding Agent(as amended, restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Administrative Agent and the Lenders and/or any of their respective assignees (collectively, the “Senior Claimants”) under the Credit and Security Agreement. Until the date on which the Aggregate Principal outstanding under the Credit and Security Agreement has been repaid in full and all other obligations of SPV and/or the Servicer thereunder and under the Fee Letter referenced therein (all such obligations, collectively, the “Senior Claim”) have been indefeasibly paid and satisfied in full, Originator shall not institute against SPV any proceeding of the type described in Section 5.1(f) of the Sale Agreement unless and until the Collection Date has occurred. Should any payment, distribution or security or proceeds thereof be received by Originator in violation of this Section 4, Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Administrative Agent for the benefit of the Senior Claimants.
5.    Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in Section 5.1(f) of the Sale Agreement involving SPV as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of the Aggregate Principal and the Senior Claim (including “Interest” as defined and as accruing under the Credit and Security Agreement after the commencement of any such proceeding, whether or not any or all of such Interest is an allowable claim in any such proceeding) before Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of SPV of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or

Exhibit VI - 2

liquidating trustee or otherwise) directly to the Administrative Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.
6.    Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 7.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Administrative Agent for the benefit of the Lenders.
7.    GOVERNING LAW. THIS SUBORDINATED NOTE HAS BEEN MADE AND DELIVERED IN THE STATE OF NEW YORK, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.
8.    Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.
9.    Assignment. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Originator without the prior written consent of the Administrative Agent, and any such attempted transfer shall be void.
ROCK-TENN FINANCIAL, INC.
By:
Name:
Title:

Exhibit VI - 3

Schedule
to
SUBORDINATED NOTE
SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Subordinated Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation Made by (initials)

Exhibit VI - 4

Exhibit VII
Form of Purchase Report
For the Calculation Period beginning [date] and ending [date]
-------
TO: BUYER AND THE ADMINISTRATIVE AGENT (AS BUYER’S ASSIGNEE)

Aggregate Outstanding Balance of all Receivables sold during the period:	$_____________		A
Less: Aggregate Outstanding Balance of all Receivables sold during such period which were not Eligible Receivables on the date when sold:	($____________)		(B)
Equals: Aggregate Outstanding Balance of all Eligible Receivables sold during the period (A - B):		$___________	=C
Less: Purchase Price discount during the Period:	($____________)		(D)
Equals: Gross Purchase Price Payable during the period (C – D)		$____________	=E
Less: Total Purchase Price Credits arising during the Period:	($____________)		(F)
Equals: Net Purchase Price payable during the Period (E - F):		$____________	=G

Cash Purchase Price Paid to Originator during the Period:	$_____________		H
Subordinated Loans made during the Period:	$_____________		I
Less: Repayments of Subordinated Loans received during the Period:	($____________)		(J)
Equals: Purchase Price paid in Cash or Subordinated Loans during the period (H + I – J):		$____________	=K

Exhibit VII

Schedule A
[To Be Attached]

Schedule A - 1

Schedule B

LIST OF EXCLUDED RECEIVABLE OBLIGORS

1.    Barnett Corporation, a New York corporation;
2.    G.A. Paper International Inc., a corporation located in Toronto, Canada;
3.    G.A. Paper International (USA) Inc., a Delaware corporation;
4.    Mars, Incorporated, a Delaware corporation;

5.	General Mills, Inc., a Delaware corporation, and its Affiliates, including without limitation, General Mills Operations, LLC;
6.    Kellogg Company, a Delaware corporation, and its Affiliates;
7.     ConAgra Foods, Inc., a Delaware corporation, and its Affiliates;
8.    Anheuser-Busch InBev SA/NV, organized in Belgium, and its Affiliates;
9.     Nestle SA, organized in Switzerland, and its Affiliates;

10.	Henkel AG & Co. KGaA, organized in Germany, and its Affiliates (including The Dial Corporation);
11.    The Procter & Gamble Company, an Ohio corporation, and its Affiliates;
12.    Mondelez International, inc., a Virginia corporation, and it Affiliates;
13.    PepsiCo, Inc., a North Carolina corporation, and its Affiliates;
14.    Johnson & Johnson, a New Jersey corporation, and its Affiliates;
15.    Kraft Foods Group, Inc., a Virginia corporation, and its Affiliates;
16.    Pfizer Inc., a Delaware corporation, and its Affiliates.

Schedule B - 1